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                                                                    EXHIBIT 12.4

                             PACCAR Financial Corp.

                 COMPUTATION OF RATIOS FOR ALLOWANCE FOR LOSSES
                       ON RECEIVABLES AND PAST DUE LEVELS
                             (Thousands of Dollars)


                                                                                  Six Months Ended
                                                                                      June 30
                                                                            1994                  1993
                                                                         --------------------------------
Net credit losses (recoveries)                                           $     (789)           $    2,327

Allowance for losses at end of period                                        25,850                21,840

Average finance receivables and
  equipment on operating leases                                           1,546,284             1,232,142

Period end finance receivables and equipment on
  operating leases                                                        1,593,192             1,277,030

Period end gross retail contracts and operating
  lease receivables past due over 60 days (1)                                 5,581                 9,027

Period end gross retail contracts and operating
  lease receivables (1)                                                   1,375,078             1,094,327

Ratios:

  Net credit losses (recoveries) to
  average finance receivables and
  equipment on operating leases (2)                                           (.10%)                 .38%

  Allowance for losses to period end
  finance receivables and equipment on
  operating leases                                                            1.62%                 1.71%

  Period end gross retail contracts and operating
  lease receivables past due over 60 days to period end
  gross retail contracts and operating lease receivables                       .41%                  .82%



(1) Retail contracts are exclusive of Pledge Line receivables. Operating lease receivables are the future miniumum rental payments on equipment under operating leases.

(2)    Annualized.





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